UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2006

TRIMAX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32479	76-0616468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lombard St., Suite 204,
Toronto, Ont. CANADA	M5C-1M1
(Address of principal executive offices)	(Zip Code)

(416) 368-4060
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

                     Item 8.01 Other Events

On August 17, 2005, Trimax Corporation entered into a Reorganization Agreement with the shareholders (“Subscribers) who own all of the authorized issued and outstanding Common Stock of PLC Network Solutions, Inc. (“PLC”), a privately held corporation organized under the laws of Ontario.

Pursuant to the Reorganization Agreement, Trimax issued a total of 21,900,000 shares of the Corporation’s common stock to the PLC Subscribers, in exchange for 21,900,000 shares of PLC’s common stock representing all of the outstanding shares of PLC.

It came to the attention of the Company, as well as the lawyer and representatives for the PLC shareholders, that a significant number of the 21,900,000 shares of PLC common stock were not properly subscribed for by the PLC shareholders and were not paid for at the time of the closing of the Reorganization Agreement.

As of March 10, 2006 the Board of Directors of Trimax Corporation has cancelled the 16,000,000 Trimax shares, issued to certain shareholders of PLC, who have not paid valuable consideration for their PLC shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION

(Registrant)

Date : March 16, 2006

__/s/ Derek Pepler_______

Derek Pepler, President